UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2015

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 3, 2015, at meetings of the boards of directors of WGL Holdings, Inc. (“WGL Holdings”) and its wholly-owned subsidiary, Washington Gas Light Company (“Washington Gas” and, together with WGL Holdings, the “Companies”) held after their respective annual meetings of shareholders, the boards of the Companies elected Mr. Stephen C. Beasley to serve on their respective boards as a director, effective immediately, until the next succeeding annual meeting of shareholders, or until his successor may be duly qualified and elected.

The Companies have not entered into any transactions identified in Item 404(a) of Regulation S-K, and there is no such currently proposed transaction, in which Mr. Beasley had or will have a direct or indirect material interest, and Mr. Beasley will not be employed by the Companies. Each board of directors has determined that Mr. Beasley is independent within the meaning of New York Stock Exchange rules. Further, Mr. Beasley was not elected pursuant to an arrangement or understanding between him and any other person. The Companies expect that Mr. Beasley will be named as a member of the Human Resources Committees and as an alternate member of the Executive Committees of the boards.

Mr. Beasley will receive compensation for his service as a director in accordance with the director compensation program of the Companies, which includes the WGL Holdings Directors’ Stock Compensation Plan (the “Plan”). Pursuant to the Plan, each director annually receives an amount of WGL Holdings common stock equal to $90,000 in value. Under the Plan, Mr. Beasley will receive a prorated award of WGL Holdings common stock as part of his compensation as a director for his service for the remainder of calendar year 2015.

A detailed description of the Companies’ director compensation program can be found in the WGL Holdings, Inc. proxy statement filed on Schedule 14A with the Securities and Exchange Commission on January 22, 2015.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 3, 2015, at a meeting of the board of directors of Washington Gas held after its annual meeting of shareholders, the board amended Article II, Section 1 of the bylaws of Washington Gas. The bylaw amendment increases the size of the Washington Gas board of directors from nine to ten persons. The bylaw amendment became effective immediately.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meetings of Shareholders of WGL Holdings, Inc. and Washington Gas Light Company were held on March 3, 2015.

WGL Holdings, Inc.

At the WGL Holdings, Inc. 2015 Annual Meeting held on March 3, 2015, of the 49,721,934 shares outstanding and entitled to vote, 43,464,335 were represented, constituting a 87.41% quorum. The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected to the Board of Directors of WGL Holdings, Inc. to serve until the company’s 2016 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes

Michael Barnes	32,389,341	1,200,610	9,864,374
George P. Clancy, Jr.	31,896,321	1,693,630	9,864,374
James W. Dyke, Jr.	31,943,665	1,646,286	9,864,374
Nancy C. Floyd	33,330,175	259,776	9,864,374
Linda R. Gooden	33,303,667	286,284	9,864,374
James F. Lafond	31,983,668	1,606,283	9,864,374
Debra L. Lee	32,380,092	1,209,859	9,864,374
Terry D. McCallister	31,898,653	1,691,298	9,864,374
Dale S. Rosenthal	33,381,206	208,745	9,864,374

Item No. 2:	The shareowners approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes

27,572,200	5,651,024	371,732	9,864,374

Item No. 3:	The appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for fiscal 2015 was ratified by the shareowners, by the votes set forth below:

For	Against	Abstain	Broker Non-Votes

41,802,388	1,469,254	192,693	0

Washington Gas Light Company

At the Washington Gas Light Company 2015 Annual Meeting held on March 3, 2015, of the 46,760,136 shares outstanding and entitled to vote, 46,479,536 were represented, constituting a 99% quorum. The final results for each of the matters submitted to a vote of shareowners at the Annual Meeting are as follows:

Item No. 1:	All of the board’s nominees for director were elected to the Board of Directors of Washington Gas Light Company to serve until the company’s 2016 Annual Meeting or until their respective successors are elected and qualified, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes

Michael Barnes	46,479,536	0	0
George P. Clancy, Jr.	46,479,536	0	0
James W. Dyke, Jr.	46,479,536	0	0
Melvyn J. Estrin	46,479,536	0	0
Nancy C. Floyd	46,479,536	0	0
Linda R. Gooden	46,479,536	0	0
James F. Lafond	46,479,536	0	0
Debra L. Lee	46,479,536	0	0
Terry D. McCallister	46,479,536	0	0

Item No. 2:	The shareowners approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes

46,479,536	0	0	0

Item No. 3:	The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2015 was ratified by the shareowners, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes

46,479,536	0	0	0

Item 8.01. Other Events

On March 6, 2015, WGL Holdings and Washington Gas issued a press release related to the election of Mr. Stephen C. Beasley to the boards of directors of the companies. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit No.	Description

3(ii)	Article II, Section 1 of the Bylaws of Washington Gas, as amended effective March 3, 2015
99.1	Press Release dated March 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: March 6, 2015	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer
(Principal Accounting Officer)